Exhibit 99.5

Aeluma™

Sensing Reimagined™

Heterogeneous Integration Platform



Aeluma's proprietary heterogeneous integration platform integrates high-performance compound semiconductors (ex. GaAs, InP, GaSb) on large-diameter substrates including up to 12-inch Silicon.

This technology has the potential to scale, reduce cost, and increase yield, all of which are critical for emerging and mass-market applications.

Summary of Offerings

High Quality Templates



High-quality GaAs, InP, and GaSb templates grown on up to 12-inch Silicon substrates for scaling high-performance technologies to larger wafer sizes.

Large-Scale Detectors for Wafer-Scale Integration


PDA Wafer
ROIC Wafer

Manufacturing detectors on the same substrate size as read-out ICs enables wafer-scale integration to improve performance, increase functionality, and reduce cost.

Monolithic Integration by Selective Growth



Selective growth enables CMOS process integration and may be applied to Silicon Photonics, III-V electronics integrated with Silicon CMOS, integration of InGaAs detectors with CMOS read-out ICs, and more.

Lasers for Silicon Photonics


Low-loss SiN phase shifter
QD emitter
Nonlinear III-V device (ex. InGaPOI)
Ge PD
Grating coupler
Low-loss SOI
Edge coupler
Heater
SiN
SOI
Thermal oxide
Upper cladding
Silicon substrate

Integration of quantum dot lasers and other group III-V active devices in Silicon Photonics

Outcomes cannot be guaranteed.

© Aeluma, Inc. All Rights Reserved.

www.aeluma.com

Sensing Reimagined TM Applications and Markets Advantages of Aeluma Large - Scale Manufacturing • Highly automated manufacturing to produce many chips per wafer at high yield • Greater than 10 - fold reduction in manufacturing cost for mass - market applications • Wafer - scale integration for volume production, performance improvement, and lower cost High - performance compound semiconductor devices integrated in large - scale platforms including Silicon CMOS Applicable markets include automotive, mobile, AR/VR, defense & aerospace, quantum computing, AI, and communication Manufacturing on large - diameter substrates • Low cost • High yield • High reliability • Scalability • Large volumes Aeluma’s large - diameter wafer manufacturing platform is ideally suited for scaling high - performance compound semiconductor devices for mass markets Benefits of Large - Scale Integration Outcomes cannot be guaranteed. © Aeluma, Inc. All Rights Reserved. www.aeluma.com